Exhibit 5.1

March 13, 2014

Nuveen Investments, Inc.

333 West Wacker Drive

Chicago, IL 60606

Re:                             Registration Statement on Form S-4 of Nuveen Investments, Inc. and the Subsidiary Guarantors (as defined below)

Ladies and Gentlemen:

We have acted as special counsel to Nuveen Investments, Inc., a Delaware corporation (the “Company”), and the Company’s subsidiaries listed on Schedule I (collectively, the “Subsidiary Guarantors”), in connection with the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) relating to the Company’s offer of (i) $500,000,000 aggregate principal amount of its 9.125% Senior Notes due 2017 (the “New 2017 Notes”) and $645,000,000 aggregate principal amount of its 9.5% Senior Notes due 2020 (the “New 2020 Notes” and together with the New 2017 Notes, the “New Notes”), which New Notes are to be registered under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) the guarantees of the New Notes by the Subsidiary Guarantors (the “New Guarantees” and together with the New Notes, the “New Securities”) for the Old Notes, as described below.

The New 2017 Notes are to be offered by the Company in exchange for $500,000,000 aggregate principal amount of its 9.125% Senior Notes due 2017 (the “Old 2017 Notes”) and the New 2020 Notes are to be offered by the Company in exchange for $645,000,000 aggregate principal amount of its 9.5% Senior Notes due 2020 (the “Old 2020 Notes” and together with the Old 2017 Notes, the “Old Notes”), which Old Notes were issued and sold in transactions exempt from registration under the Securities Act, all as more fully described in the Registration Statement. The New Guarantees are to be offered by the Subsidiary Guarantors in exchange for the guarantees of the Old Notes by the Subsidiary Guarantors (the “Old Guarantees” and, together with the Old Notes, the “Old Securities”), all as more fully described in the Registration Statement. The New Securities will be issued under those certain indentures dated as of September 19, 2012, among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (together the “Indentures”).

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the “Prospectus”) contained in the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

WINSTON & STRAWN LLP

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the certificates of incorporation and the certificates of formation, as applicable, of the Company and the Subsidiary Guarantors, as currently in effect; (iii) the by-laws and the operating agreements, as applicable, of the Company and the Subsidiary Guarantors, as currently in effect; (iv) execution copies of the Indentures; (v) the form of the New Securities; and (vi) resolutions adopted by the Board of Directors of the Company and Subsidiary Guarantors authorizing, among other things, the filing of the Registration Statement and the issuance and exchange of the New Securities for the Old Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that all parties to the documents reviewed by us are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, and have full power and authority to execute, deliver and perform under such documents, and all such documents have been duly authorized, executed and delivered by all parties thereto (other than the Company and the Subsidiary Guarantors) and are valid and legally binding against such parties (other than the Company and the Subsidiary Guarantors). As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1. The issuances and exchanges of the New 2017 Notes for the Old 2017 Notes and the New 2020 Notes for the Old 2020 Notes, respectively, have been duly authorized by all requisite corporate action of the Company and the issuance of the New Guarantees have been duly authorized by all requisite corporate action of the Subsidiary Guarantors.

2. The New Notes will constitute valid and binding obligations of the Company, enforceable against the Company, and the New Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors, respectively, in accordance with their terms and entitled to the benefits of the Indentures, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the New Securities are duly executed and authenticated in accordance with the provisions of the Indentures; (iii) the New 2017 Notes shall have been issued and delivered in exchange for the Old 2017 Notes pursuant to the terms set forth in the Prospectus; (iv) the New 2020 shall have been issued and delivered in exchange for the Old 2020 Notes pursuant to the terms set forth in the Prospectus; and (v) the New Guarantees shall have been issued and delivered in exchange for the Old Guarantees pursuant to the terms set forth in the Prospectus.

The opinions expressed herein are based upon and limited to the laws of the State of New York, the laws of the State of California, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware (including the statutory provisions, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws) and the federal laws of the United States of America. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Winston & Strawn LLP

Schedule I

Subsidiary Guarantors

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization
Windy City Investments, Inc.	Delaware
Nuveen Asset Management, LLC	Delaware
Nuveen Commodities Asset Management, LLC	Delaware
Nuveen Fund Advisors, LLC	Delaware
Nuveen Investments Advisers Inc.	Delaware
Nuveen Investments Holdings, Inc.	Delaware
Nuveen NWQ Holdings, LLC	Delaware
Nuveen Tradewinds Holdings, LLC	Delaware
Nuveen WCM Holdings, LLC	Delaware
NWQ Investment Management Company, LLC	Delaware
Santa Barbara Asset Management, LLC	Delaware
Symphony Asset Management LLC	California
Tradewinds Global Investors, LLC	Delaware
Winslow Capital Management, LLC	Delaware
Windy City Investments, Inc.	Delaware
Nuveen Asset Management, LLC	Delaware
Nuveen Commodities Asset Management, LLC	Delaware
Nuveen Fund Advisors, LLC	Delaware